UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2005

SALEM COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 7.01 REGULATION FD DISCLOSURE

EXHIBITS

SIGNATURE

EXHIBIT INDEX

Exhibit 99.1

ITEM 7.01

REGULATION FD DISCLOSURE

On July 20, 2005, Salem Communications Corporation issued a press release announcing that its wholly-owned subsidiary Salem Communications Holding Corporation amended its senior credit facility effective July 7, 2005.

c)

Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description

99.1

Press release, dated July 20, 2005, of Salem Communications Corporation announcing that its wholly-owned subsidiary Salem Communications Holding Corporation amended its senior credit facility effective July 7, 2005.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION
Date: July 20, 2005
By: /s/ EVAN D. MASYR
Evan D. Masyr
Vice President of Accounting and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release, dated July 20, 2005, of Salem Communications Corporation announcing that its wholly-owned subsidiary Salem Communications Holding Corporation amended its senior credit facility effective July 7, 2005.

Exhibit 99.1

For Immediate Release

Contact: Denise Davis

(805) 384-4508

           DeniseD@salem.cc

Salem Communications Amends its Senior Credit Facility

CAMARILLO, Calif., Jul 20, 2005 -- Salem Communications Corporation (Nasdaq:SALM), the leading radio broadcaster focused on Christian and family-themed programming, announced today that its wholly-owned subsidiary Salem Communications Holding Corporation amended its senior credit facility effective July 7, 2005. The primary modifications to the credit facility include the following:

•

Increased Salem’s loan commitments to $300 million, including the existing $75 million term loan B commitment and $75 million revolving loan commitment, by adding a new $150 million term loan C commitment ($50 million of which was funded at closing and $100 million of which is available for future funding);

•

Reduced the margin used in determining interest rates; and

•

Enhanced Salem’s ability to repurchase its stock by increasing the facility’s stock repurchase basket when total leverage is less than 5.50 to 1.00 from $5 million to $50 million and from $5 million to $10 million when total leverage is greater than 5.50 to 1.00.

David A.R. Evans, executive vice president and chief financial officer of Salem Communications, commented, "This bank amendment accomplishes three key goals for Salem. Financially, it reduces the interest rate on our bank debt by between 25 and 50 basis points and reduces our revolver commitment fees by 15 basis points, which we expect to save us approximately $0.4 million per year in interest expense. Strategically, it provides additional capacity to make acquisitions as well as to opportunistically repurchase company stock. We appreciate the strong level of support that we received in this transaction from our banking partners.”

A copy of the amendment described above is attached as Exhibit 4.12 to the Form 8-K filed by Salem Communications Corporation on July 13, 2005.

Salem Communications Corporation (Nasdaq:SALM), headquartered in Camarillo, CA, is the leading U.S. radio broadcaster focused on Christian and family-themed programming. Upon the close of all announced transactions, the company will own 105 radio stations, including 67 stations in 24 of the top 25 markets. In addition to its radio properties, Salem owns Salem Radio Network(R), which syndicates talk, news and music programming to approximately 1,900 affiliates; Salem Radio Representatives(TM), a national radio advertising sales force; Salem Web Network(TM), a leading Internet provider of Christian content and online streaming; and Salem Publishing(TM), a leading publisher of Christian-themed magazines. Additional information about Salem may be accessed at the company's website, www.salem.cc.

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Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem's radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

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